EXHIBIT 24
                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints John Howell Bullion , his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Orphan Medical, Inc. for the twelve months ended December 31, 1996, and all amendments to such Annual Report on Form 10-K and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

          Signature                                                Date

/s/ John Howell Bullion                                      February 27, 1997
John Howell Bullion
  Chief Executive Officer & Secretary
  (Principal Executive Officer) and Director

/s/ William B. Adams                                         February 27, 1997
William B. Adams
  Chairman of the Board and Director

/s/ Bertram A. Spilker                                       February 27, 1997
Bertram A. Spilker
  President and Director

/s/ Maurice R. Taylor, III                                   February 27, 1997
Maurice R. Taylor, II
  Director

/s/ W. Leigh Thompson                                        February 27, 1997
W. Leigh Thompson
  Director

/s/ William M. Wardell                                       February 27, 1997
William M. Wardell
  Director

/s/ Lawrence C. Weaver                                       February 27, 1997
Lawrence C. Weaver
  Director